Exhibit 1.1
EXECUTION COPY
DYNAGAS LNG PARTNERS LP
Common Units Representing Limited Partnership Interest
Amended and Restated ATM Sales Agreement
August 19, 2020
Virtu Americas LLC
One Liberty Plaza
165 Broadway
New York, NY 10006

DNB Markets, Inc.
200 Park Avenue
New York, NY 10166

Ladies and Gentlemen:
Dynagas LNG Partners LP, a limited partnership organized under the laws of The Republic of The Marshall Islands (the “Partnership”), confirms its agreement (this “Agreement”) with Virtu Americas LLC (“Virtu”) and DNB Markets, Inc. (“DNB”, together with Virtu, each an “Agent”, and, collectively, the “Agents”) as follows:
1.          Issuance and Sale of Securities. The Partnership agrees that it may issue and sell through or to each Agent, as sales agent or principal, common units representing limited partnership interests (the “Common Units”), from time to time during the term of this Agreement and on the terms set forth in this Agreement; provided, however, that in no event shall the Partnership issue or sell through or to such Agent such number of Common Units that (a) exceed the number of units or dollar amount of Securities registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made, or (b) exceeds the number of authorized but unissued Common Units (the lesser of (a) and (b), the “Maximum Amount”).  For the avoidance of doubt, the term “Securities” as used in this Agreement refers only to the Common Units to be sold pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the number and aggregate sale price of the Securities shall be the sole responsibility of the Partnership, and that the Agents shall have no obligation in connection with such compliance.  The issuance and sale of the Securities through the Agents will be effected pursuant to the Registration Statement (as defined below) filed by the Partnership and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Partnership to use the Registration Statement to issue any Securities.
The Partnership has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission, a registration statement on Form F-3 (File No. 333-240014), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Partnership, and which incorporates by reference documents that the Partnership has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (collectively, the “Exchange Act Regulations”). The Partnership will prepare one or more prospectus supplements specifically relating to the Securities (each a “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Partnership will furnish to the Agents, for use by the Agents, electronic copies of the base prospectus included as part of such registration statement, as supplemented by one or more Prospectus Supplements, relating to the Securities. Except where the context otherwise requires, August 19,  2020, and any post-effective amendment thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, or any subsequent registration statement on Form F-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company to cover any Placement Shares, is herein called the “Registration Statement.”  The base prospectus, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, as it may be supplemented by one or more Prospectus Supplements, in the form in which such base prospectus and/or a Prospectus Supplement have most recently been filed by the Partnership with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated or deemed incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”).
The Clean Energy, the Ob River, the Amur River, the Arctic Aurora, the Yenisei River and the Lena River are hereinafter collectively referred to as the “Vessels.”  In addition, (i)  Pegasus Shipholding S.A., a corporation organized under the laws of The Republic of The Marshall Islands (“Pegasus”), (ii) Lance Shipping S.A., a corporation organized under the laws of The Republic of The Marshall Islands (“Lance Shipping”), (iii) Seacrown Maritime Ltd., a company organized under the laws of The Republic of The Marshall Islands (“Seacrown”) (iv) Fareastern Shipping Limited, a company organized under the laws of the Republic of Malta (“Fareastern”), (v) Navajo Marine Limited, a company organized under the laws of The Republic of The Marshall Islands (“Navajo”), (vi) Solana Holding Limited,  a company organized under the laws of The Republic of The Marshall Islands (“Solana”) and (vii) Arctic LNG Carriers Ltd., a company organized under the laws of The Republic of The Marshall Islands (“Arctic LNG”) are hereinafter collectively referred to as the “Operating Subsidiaries.”  The Partnership, Dynagas GP LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands (the “General Partner”), Dynagas Operating GP LLC, a limited liability company organized under the laws of The Republic of The Marshall Islands (“Dynagas Operating”), Dynagas Operating LP, a limited partnership organized under the laws of The Republic of The Marshall Islands (“OPCO”) and Dynagas Equity Holding Ltd., a corporation organized under the laws of The Republic of the Marshall Islands (“Dynagas Equity”) are

hereinafter collectively referred to as the “Partnership Parties,” and together with the Operating Subsidiaries, the “Partnership Entities.”
For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).
2.          Placements. Each time that the Partnership wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify an Agent (the “Designated Agent”) by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Placement Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which is attached hereto as Schedule 1. Each Placement Notice shall originate from any of the individuals from the Partnership set forth on Schedule 3 (with a copy to each of the other individuals from the Partnership listed on such schedule), and shall be addressed to each of the individuals from the Designated Agent set forth on Schedule 3, as such schedule may be amended from time to time. If the Designated Agent wishes to accept such proposed terms included in a Placement Notice (which it may decline to do so for any commercially reasonable reason) it may do so by providing email notice (or other method mutually agreed to in writing by the parties) to the individuals from the Partnership set forth on Schedule 3.  Each Placement Notice shall be effective upon receipt by the Partnership of the Designated Agent’s acceptance of the terms of the Placement Notice unless and until (i) the entire amount of the Placement Securities thereunder has been sold, (ii) the Partnership, in accordance with the notice requirements set forth in Section 4,  suspends or terminates the Placement Notice, (iii) the Partnership issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice or (iv) this Agreement has been terminated under the provisions of Section 13. The amount of any discount, commission or other compensation to be paid by the Partnership to the Designated Agent in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Partnership nor the Designated Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Partnership delivers a Placement Notice to the Designated Agent and the Designated Agent accepts such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.  Upon acceptance of a Placement Notice, the Designated Agent agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities.  In the event of a conflict between the terms of Sections 2 or 3 of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.
3.          Sale of Placement Securities by Designated Agent.  Subject to the terms and conditions of this Agreement, for the period specified in a Placement Notice, the Designated Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “NYSE”), to sell the Placement Securities up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Designated Agent will provide written confirmation to the Partnership no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the volume weighted average prices at which the Placement Securities were sold, the compensation payable by the Partnership to the Designated Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Partnership, with an itemization of the deductions made by the Designated Agent (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of a Placement Notice, the Designated Agent hereby covenants and agrees not to sell Placement Securities other than by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act. For the purposes hereof, “Trading Day” means any day on which the Common Units are purchased and sold on the NYSE. During the term of this Agreement and notwithstanding anything to the contrary herein, the Designated Agent agrees that in no event will it or any of its affiliates engage in any market making, bidding, stabilization or other trading activity with regard to the Common Units if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Exchange Act, as applicable.
4.          Suspension of Sales. The Partnership or the Designated Agent may, upon notice (“Suspension Notice”) to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Securities for a period of time (“Suspension Period”); provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time.  The party that issued a Suspension Notice shall notify the other party in writing of the Trading Day on which the Suspension Period shall expire not later than twenty-four (24) hours prior to such Trading Day.
5.          Sale and Delivery to the Designated Agent; Settlement.
a.          Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Designated Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Securities described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, the Designated Agent for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Partnership acknowledges and agrees that (i) there can be no assurance that the Designated Agent will be successful in selling Placement Securities, (ii) the Designated Agent will incur no liability or obligation to the Partnership or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Securities as required under this Agreement and (iii) the Designated Agent shall be under no obligation to purchase Placement Securities on a principal basis pursuant to this Agreement, except as otherwise agreed to in writing by the Designated Agent and the Partnership, which such writing shall include a price agreed to at the time of sale of any Placement Securities on a principal basis.
b.          Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Partnership on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Designated Agent, after deduction of (i) the Designated Agent’s commission, discount or other compensation for such sales payable by the Partnership pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.
c.          Delivery of Placement Securities. On or before each Settlement Date, the Partnership will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Designated Agent’s or its designee’s account (provided the Designated Agent shall have (i) given the Partnership written notice of such designee at least one (1) Trading Day prior to the Settlement Date and (ii) initiated a “receive” in the DWAC (defined below) system for the applicable number of Securities) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian (“DWAC”) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable and registered units eligible for delivery through DTC. On each Settlement Date, the Designated Agent will deliver the related Net Proceeds in same day funds to an account designated by the Partnership on, or prior to, the Settlement Date. The Partnership agrees that if the Partnership, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Partnership agrees that in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereto, it will (i) hold the Designated Agent harmless against any loss, claim, damage, or reasonable, documented expense (including reasonable and documented legal fees and expenses of one legal firm), as incurred, resulting from such default by the Partnership or its transfer agent (if applicable) and (ii) pay to the Designated Agent (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.
d.          Limitations on Offering Size. Under no circumstances shall the Partnership cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) the Maximum Amount, or (B) the amount authorized from time to time to be issued and sold under this Agreement by the board of directors of the Partnership (the “Board”), or a duly authorized committee thereof, and notified to the Designated Agent in writing.  Under no circumstances shall the Partnership cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price, if any,  authorized from time to time by the Board or a duly authorized committee thereof, and notified to the Designated Agent in writing.

e.          Sales Through Agents. The Partnership agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Placement Securities or any other equity security of the Partnership shall only be effected by or through an Agent, and only a single Agent, on any single given date, and in no event shall the Partnership request that more than one Agent sell Securities on the same day; provided however that (i) the foregoing limitation shall not apply to (A) exercise of any option, warrant, right or any conversion privilege set forth in the instruction governing such securities, (B) sales solely to employees, directors or security holders of the Partnership or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such person and (ii) such limitation shall not apply (A) on any day during which no sales are made pursuant to this Agreement or (B) during a period in which the Partnership has notified the Agents that it will not sell Common Stock under this Agreement and (1) no Placement Notice is pending or (2) after a Placement Notice has been withdrawn.
6.          Representations and Warranties of the Partnership Parties. Except as disclosed in the Registration Statement or Prospectus (including the Incorporated Documents), the Partnership on behalf of itself and the other Partnership Parties represents and warrants to, and agrees with, the Agents as of the date of this Agreement and as of each Applicable Time (as defined below), as follows:
a.          Compliance with Registration Requirements. The Partnership meets the requirements for use of Form F-3 under the Securities Act and the Securities have been duly registered under the Securities Act pursuant to the Registration Statement. Each of the Registration Statement and any post-effective amendments thereto have been declared effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Partnership Parties, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with or otherwise resolved with the Commission.
b.          Compliance with Securities Act Requirements. At the respective times that the Registration Statement and any amendments thereto became effective and at each deemed Effective Date with respect to the Agents, the Registration Statement and any amendments thereto conformed and will conform in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
c.          No Misstatement or Omission.  At the respective times the Prospectus or any amendment or supplement thereto is filed pursuant to Rule 424(b) and as of each Applicable Time and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of the Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Partnership by the Agents specifically for use therein.
d.          Conformity with EDGAR.  The copies of the Registration Statement and any amendments thereto, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Agents in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Agents, and any similar terms, include, without limitation, electronic delivery.
e.          Issuer Free Writing Prospectus.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, as amended or supplemented from time to time.
f.          Ineligible Issuer Status.  (i) At the time of the initial filing of the Registration Statement and (ii) at the date of this Agreement, the Partnership was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Partnership or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Partnership in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Securities Act and not being the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Placement Securities, all as described in Rule 405.
g.          [Reserved.]
h.          Formation and Qualification of the Partnership Entities.  Each of the Partnership Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company, corporation or other entity, as applicable, in good standing under the laws of its respective jurisdiction of formation or incorporation, with all limited partnership, limited liability company, corporate or other entity power and authority, as applicable, to own or lease and to operate its properties currently owned or leased or to be owned or leased as of each Applicable Time, and to conduct its business as currently conducted or as to be conducted as of each Applicable Time, in each case as described in the Registration Statement and Prospectus.  Each of the Partnership Entities is, and as of each Applicable Time will be (i) duly qualified to do business as a foreign limited partnership, limited liability company, corporation or other entity, as applicable, and (ii) is in good standing under the laws of each jurisdictions that requires, as of each Applicable Time, will require, such qualification or registration except with respect to clause (i) hereof to the extent that a lack of such qualification would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the

Partnership Entities taken as a whole (“Material Adverse Effect”) or would subject the limited partners of the Partnership to any material liability or disability.
i.          General Partner.  The General Partner has, and at each Applicable Time, will have full limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement and Prospectus.
j.          Ownership of Outstanding Common Units.  As of the date hereof and prior to the sale of the Placement Securities, (i) Dynagas Holding Ltd., a corporation organized under the laws of The Republic of The Marshall Islands (“Dynagas Holding”) owns 15,595,000 Common Units..  All of the Public Units and the limited partner interests or perpetual equity interests, as applicable, represented thereby, have been duly authorized and validly issued in accordance with the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership dated as of October 23, 2018 (the “Partnership Agreement”) and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 30, 41, 51 and 60 of The Republic of The Marshall Islands Limited Partnership Act (the “Marshall Islands LP Act” and except as may otherwise be provided in the Partnership Agreement)).
k.          Ownership of the Incentive Distribution Rights.  The General Partner owns 100% of the Incentive Distribution Rights (as defined in the Partnership Agreement) (the “Incentive Distribution Rights”).  Such Incentive Distribution Rights have been duly authorized for issuance and sale, are validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such non-assessability may be affected by matters described in Section 30, 41, 51 and 60 of the Marshall Islands LP Act and except as may otherwise be provided in the Partnership Agreement); and the General Partner owns the Incentive Distribution Rights free and clear of all liens, encumbrances, security interests, charges, equities or other claims (“Liens”).
l.          Ownership of the General Partner Interest.  The General Partner owns a 0.1% general partner interest in the Partnership (the “General Partner Interest”).  The General Partner Interest has been duly authorized for issuance and sale, is validly issued in accordance with the Partnership Agreement and is fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such non-assessability may be affected by matters described in Section 30, 41, 51 and 60 of the Marshall Islands LP Act and except as may otherwise be provided in the Partnership Agreement); and the General Partner owns the General Partner Interest free and clear of all Liens.
m.          Ownership of the General Partner.  Dynagas Holding directly owns 100% of the limited liability company interest in the General Partner, such limited liability company interest has been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of the General Partner, dated as of July 9, 2013 (the “General Partner LLC Agreement”) and is fully paid (to the extent required by the General Partner LLC Agreement) and nonassessable (except as such non-assessability may be affected by Section 20, 31, 40 and 49 of The Republic of The Marshall Islands Limited Liability Company Act of 1996 (the “Marshall Islands LLC Act”); and Dynagas Holding owns such limited liability company interest free and clear of all Liens.
n.          [Reserved.]

o.          Ownership of Dynagas Operating.  The Partnership directly owns 100% of the limited liability company interest in Dynagas Operating; such limited liability company interest has been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of Dynagas Operating, dated as of October 29, 2013 (the “Dynagas Operating LLC Agreement”) and is fully paid (to the extent required under the Dynagas Operating LLC Agreement) and nonassessable (except as such non-assessability may be affected by Section 20, 31, 40 and 49 of the Marshall Islands LLC Act and except as may otherwise be provided in the Dynagas Operating LLC Agreement); and the Partnership owns such limited liability company interest free and clear of all Liens.
p.          Ownership of OPCO.  (i) The Partnership directly owns 100% of the limited partner interest and (ii) Dynagas Operating directly owns a non-economic general partner interest in OPCO; such limited partner interest and general partner interest, respectively, has been duly authorized and validly issued in accordance with the Limited Partnership Agreement of OPCO, dated as of October 29, 2013 (the “OPCO Agreement”) and is fully paid (to the extent required under the OPCO Agreement) and nonassessable (except as such non-assessability may be affected by matters described in Section 30, 41, 51 and 60 of the Marshall Islands LP Act and except as may otherwise be provided in the OPCO Agreement); and each of the Partnership and Dynagas Operating owns such limited partner interest and general partner interest, respectively, free and clear of all Liens.
q.          Ownership of Dynagas Equity.  OPCO owns 100% of the equity interest in Dynagas Equity; such equity interest has been duly authorized and validly issued in accordance with the organizational documents of Dynagas Equity (as the same may be amended and restated, the “Dynagas Equity Organizational Documents”) and is fully paid (to the extent required under the Dynagas Equity Organizational Documents) and non-assessable (except as such non-assessability may be affected by the Business Corporation Act of the Republic of the Marshall Islands  and except as may otherwise be provided in the Dynagas Equity Organizational Documents); and OPCO owns such equity interest free and clear of all Liens.
r.          Ownership of the Operating Subsidiaries.  Dynagas Equity owns, directly or indirectly, 100% of the equity interests in each of the Operating Subsidiaries; such equity interests have been duly authorized and validly issued in accordance with the bylaws, limited liability company agreement or limited partnership agreement, as applicable and as amended from time to time, of each Operating Subsidiary (the “Operating Subsidiaries’ Organizational Documents”) and are fully paid (to the extent required under the Operating Subsidiaries’ Organizational Documents) and non-assessable (except as such non-assessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Operating Subsidiary and the Operating Subsidiaries Organizational Documents); and Dynagas Equity owns such equity interests free and clear of all Liens.
s.          No Other Subsidiaries.  Except as described in Sections 6(l), 6(m), 6(n), 6(o), 6(p), 6(q), 6(r) and 6(s), and except as disclosed in the Registration Statement and Prospectus, none of the Partnership Entities owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

t.          Capitalization.  As of each Applicable Time, the Partnership’s capitalization was as set forth under the caption “Capitalization” in the Registration Statement and Prospectus, with such changes, from time to time, as provided for or disclosed in the Registration Statement and Prospectus.
u.          Valid Issuance of the Placement Securities. The Placement Securities, and the perpetual equity interests in the Partnership represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such non-assessability may be affected by matters described in Sections 30, 41, 45 and 60 of the Marshall Islands LP Act and except as described in the Prospectus).  The form of certificate representing the Placement Securities (i) complies with the requirements of the Partnership Agreement, (ii) does not violate the laws of the Republic of The Marshall Islands, and (iii) complies with the requirements and rules of the NYSE.
v.          No Finder’s Fee.  Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between any of the Partnership Parties and any person that would give rise to a valid claim against any Partnership Party for a brokerage commission, finder’s fee or other like payment in connection with this offering.
w.          Registration Rights.  Except as disclosed in the Registration Statement and Prospectus or contained in the relevant Organizational Documents of the Partnership Entities, there are no contracts, agreements or understandings between any of the Partnership Parties and any person granting such person the right to require any of the Partnership Parties to file a registration statement under the Securities Act with respect to any securities of any Partnership Entity owned or to be owned by such person or to require such Partnership Entity to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Partnership under the Securities Act (collectively, the “registration rights”).
x.          Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Partnership for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Placement Securities by the Partnership, except for the registration of the Securities under the Securities Act, such as have been obtained, or made and such as may be required under state or foreign securities laws, the NYSE, the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offering, issuance and sale of the Securities by the Partnership.
y.          Title to Properties.  Except as disclosed in the Registration Statement and Prospectus, the Partnership Entities have good and marketable title to all real properties and all other properties and assets owned by them (other than the Vessels, which is covered in clause (z) below) in each case free from Liens, except as described, and subject to the limitations contained, in the Registration Statement and the Prospectus or as do not materially affect the value of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Registration Statement and the Prospectus, taken as a whole, and do not materially interfere with the use of such properties except as disclosed in the Registration Statement and Prospectus, the Partnership, the Partnership Entities hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.
z.          Vessel Registration.  Each Vessel is duly registered under the laws of the jurisdiction set forth on Schedule 6(z) in the name of and, directly and wholly owned by the applicable entity identified on Schedule 6(z), free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Registration Statement and the Prospectus, (ii) such Liens as would not have, individually or in the aggregate, a Material Adverse Effect, or (iii) as do not materially affect the value of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Registration Statement and the Prospectus, taken as a whole, and do not materially interfere with the use of such properties except as disclosed in the Registration Statement and Prospectus.
aa.          Absence of Defaults and Conflicts Resulting from the Offering.  Except as disclosed in the Registration Statement and the Prospectus, the execution, delivery and performance of this Agreement, and the issuance and sale of the Placement Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Parties or any of their subsidiaries pursuant to (i) the charter, by-laws, certificate of formation, limited partnership agreement or limited liability company agreement, as applicable, of the Partnership Parties or any of their subsidiaries (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Partnership Parties or any of their subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Partnership Parties or any of their subsidiaries is a party or by which the Partnership Parties or any of their subsidiaries is bound or to which any of the properties of the Partnership Parties or any of their subsidiaries is subject (except, with respect to clauses (ii) and (iii), as would not have, individually or in the aggregate, a Material Adverse Effect); a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Partnership Parties or any of their subsidiaries.
bb.          Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Partnership.
cc.          Authorization, Execution, Delivery and Enforceability of the Organizational Documents.  As of the date hereof and as of each Applicable Time:
The agreements described in clauses (i) through (vii) of this Section 6(cc) are herein collectively referred to as the “Organizational Documents.”
(i)          the General Partner Agreement has been duly authorized, executed and delivered by Dynagas Holding and is a valid and legally binding agreement of the Dynagas Holding, enforceable against Dynagas Holding in accordance with its terms;
(ii)          the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and Dynagas Holding and is a valid and legally binding agreement of the General Partner and Dynagas Holding, enforceable against the General Partner and Dynagas Holding in accordance with its terms;
(iii)          the Dynagas Operating LLC Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;
(iv)          the OPCO Agreement has been duly authorized, executed and delivered by Dynagas Operating and the Partnership and is a valid and legally binding agreement of Dynagas Operating and the Partnership, enforceable against Dynagas Operating and the Partnership in accordance with its terms;
(v)          the Dynagas Equity Organizational Documents have been duly authorized, executed and delivered by the board of directors of Dynagas Equity and are valid and legally binding agreement of Dynagas Equity, enforceable in accordance with its terms; and
(vi)          the Operating Subsidiaries’ Organizational Documents have been duly authorized, executed and delivered by the equity holders thereof and are valid and legally binding agreements of the equity holders thereof, enforceable against the equity holders thereof in accordance with their respective terms.
provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing (the “Enforceability Exceptions”).
dd.          Authorization, Execution, Delivery and Enforceability of Certain Other Agreements.  Each agreement or other instrument that is described in or filed as an exhibit to, or incorporated by reference into, the Registration Statement  (each as amended from time to time, collectively, the “Covered Agreements”) have been duly authorized, executed and delivered by each of the Partnership Entities party thereto, and, assuming the due authorization, execution and delivery by the other parties thereto, each is a valid and legally binding agreement of such Partnership Entity, enforceable against such Partnership Entity in accordance with its terms; provided, however, that with respect to each Covered Agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further that the indemnity, contribution and exoneration provisions contained in any of such Covered Agreements may be limited by applicable laws and public policy.
ee.          Possession of Licenses and Permits.  Except as described in or contemplated by the Registration Statement Prospectus, and except for those that are the responsibility of the counterparties to obtain pursuant to the terms of the agreements set forth in the Covered Agreements, the Partnership Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business in which they are engaged as described in the Registration Statement, except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; except as described in the Registration Statement and Prospectus, the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Partnership Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.  To the knowledge of the Partnership Parties, the charter parties to the Covered Agreements possess, or reasonably expect to possess in the ordinary course of business as necessary, the Governmental Licenses that are the responsibility of the charter parties to obtain pursuant to the terms of the Covered Agreements.
ff.            Absence of Labor Dispute.  No labor dispute with the employees of the Partnership Parties or any of their subsidiaries exists or, to the knowledge of the Partnership Parties, is imminent that could have a Material Adverse Effect.
gg.         Possession of Intellectual Property.  The Partnership Parties and their subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Partnership Parties or any of their subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
hh.          Foreign Corrupt Practices; Anti-Money Laundering.  Each of the Partnership Entities represents on its behalf and on behalf of their subsidiaries, and to its knowledge, any of their respective affiliates, officers and directors, employees or agents, that it has not violated, its participation in the offering will not violate, and it has instituted and maintains policies and procedures designed to ensure continued compliance with each of the following laws to the extent applicable to each of the Partnership Entities, respectively: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation, including but not limited to any applicable laws, rules, or regulations promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business

Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) (collectively, the “Anti-Bribery Laws”), and (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, or foreign laws, or regulations regarding anti-money laundering, including but not limited to, the  Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “Patriot Act”), (collectively, the “Anti-Money Laundering Laws”) and, with respect to the foregoing, represents that no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership Entities, threatened.
ii.          OFAC.  (A) None of the Partnership Entities, and to the Partnership Entities’ knowledge, none of the Partnership Entities’ respective officers or directors, employees, or affiliates, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:
1.
the subject of any applicable sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or other applicable sanctions authority (collectively, “Sanctions”); or

2.	located, organized, or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria).
ii.
(B) The Partnership Entities will not, to their knowledge, directly or indirectly, use the proceeds received from the sale of the Placement Securities: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (ii) in any other manner that will result in a violation of Sanctions by any of the Partnership Entities, their affiliates or subsidiaries or any of the Partnership Entities directors or officers.

iii.
(C) For the past five (5) years, the Partnership Entities (1) have not knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction was the subject of Sanctions; and (2) are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is the subject of Sanctions.

jj.          Environmental Laws.  Expect as described in the Registration Statement and the Prospectus, each Partnership Entity (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to pollution or the protection of the environment or imposing liability or standards of conduct concerning the use, handling, storage or management of any Hazardous Materials (as defined herein) (“Environmental Laws”), (ii)

have received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted (“Environmental Permits”) except for any such Environmental Permits that are the responsibility of the charter parties under the Covered Agreements and that the Partnership Parties reasonably expect such charter parties to obtain, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with any known or threatened release into the environment of any Hazardous Material, except in the case of each of clauses (i), (ii), (iii) and (iv) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any hazardous, toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law.  In the ordinary course of business, the Partnership Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate costs and liabilities that they believe are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Partnership Entities have reasonably concluded that such associated costs and liabilities relating to the Vessels would not, individually or in the aggregate, have a Material Adverse Effect.  To the knowledge of the Partnership Parties, the parties to the Covered Agreements possess, or reasonably expect to possess in the ordinary course as necessary, the Environmental Permits that are the responsibility of the charter parties to obtain pursuant to the terms of the Covered Agreements.
kk.          Tax Returns.  The Partnership Entities and their subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed by them or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the Registration Statement and Prospectus, Partnership Entities and their subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.
ll.          Insurance.  The Partnership Entities are insured by insurers (which term shall include P&I clubs) against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged, and the Partnership Entities and their subsidiaries are in compliance with the terms of such policies and instruments in all material respects.  Except as disclosed in the Registration Statement and Prospectus, there are no claims by the Partnership Entities or any of their subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause which would, individually or in the aggregate, have a Material Adverse Effect.
mm.          Accurate Disclosure.  The statements in the Registration Statement and Prospectus under the headings “Description of the Common Units,” “The Partnership Agreement” and “About Dynagas LNG Partners LP” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.
nn.          Absence of Manipulation.  The Partnership Parties and their affiliates have not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership Parties to facilitate the sale or resale of the Placement Securities.  For the avoidance of doubt, the foregoing sentence shall not include any activities by the Agents as to which the Partnership Entities make no representations.
oo.          Statistical and Market-Related Data.  Any third-party statistical and market-related data included in a Registration Statement and the Prospectus are based on or derived from sources that the Partnership Parties believe to be reliable and accurate.
pp.          Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as set forth in the Registration Statement and Prospectus, the Partnership (including its board of directors) and its subsidiaries are in compliance with applicable Sarbanes-Oxley and Exchange Act Regulations.  To the extent required under the Securities Laws, the Partnership maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  To the extent required under the Securities Laws, the Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Act Regulations.  Since the end of the Company’s most recent audited fiscal year, the Partnership has not publicly disclosed or reported to the Audit Committee or the Board, a significant deficiency, material weakness, change in any required Internal Controls or fraud involving management or other employees who have a significant role in any required Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.
qq.          Absence of Accounting Issues.  A member of the Audit Committee has confirmed to the Chief Executive Officer or the Chief Financial Officer that, except as set forth in the Registration Statement and Prospectus, the Audit Committee is not reviewing or investigating, and neither the Partnership’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Partnership Parties’ disclosure with respect to, any of the Partnership Parties’ material accounting policies; (ii) any matter which could result in a restatement of the Partnership Parties’ financial statements for any annual or interim period during the current or prior two fiscal years; or (iii) any Internal Control Event.

rr.          Litigation.  Except as disclosed in the Registration Statement and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Partnership Parties, any of their subsidiaries or any of their respective properties that, if determined adversely to the Partnership Parties or any of their subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Partnership Parties to perform their obligations under this Agreement, or which are otherwise material in the context of the sale of the Placement Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Partnership Parties’ knowledge, contemplated.
ss.          Inapplicability of ERISA.  Except as disclosed in the Registration Statement and the Prospectus, none of the Partnership Parties has incurred or is reasonably likely to incur any material liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended that is likely to have a Material Adverse Effect.
tt.          Financial Statements.  The financial statements included in each Registration Statement and the Prospectus present fairly the financial position of the Partnership and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in each Registration Statement present fairly the information required to be stated therein.
uu.         No Material Adverse Change in Business.  Except as disclosed in the Registration Statement and the Prospectus (excluding, however, any amendments or supplements thereto dated after the date hereof), since the end of the period covered by the latest audited financial statements included in the Registration Statement and Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Partnership Parties and their subsidiaries, taken as a whole, that has had a Material Adverse Effect, (ii) except as disclosed in or contemplated by the Registration Statement and Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Partnership Parties on any class of its capital stock or equity interests (other than dividends or distributions made to such entity’s direct or indirect parent), as applicable, and (iii) except as disclosed in or contemplated by the Registration Statement and Prospectus, there has been no material adverse change in the capital stock or equity interests, as applicable, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Partnership Parties and their subsidiaries.
vv.          Investment Company Act.  The Partnership is not and, after giving effect to the offering and sale of the Placement Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.
ww.          PFIC Status.  The Partnership does not believe it was a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for the taxable year ended December 31,

2017 and, based on the Partnership’s current and projected income, assets and activities, the Partnership does not believe that it is likely to become a PFIC for any subsequent taxable year.
xx.          Tax Status.  The Partnership is treated as an association taxable as a corporation for United States federal income tax purposes as of the date hereof and will continue to be so treated as of the closing.  Except as otherwise provided in this paragraph, each of the Partnership Entities has properly elected to be classified as disregarded as an entity separate from its owner for United States federal income tax purposes.
yy.          Stamp Taxes.  No stamp or other issuance or transfer taxes are payable by or on behalf of the Agents in connection with (A) the delivery of the Placement Securities in the manner contemplated herein or (B) the sale and delivery by the Agents of the Placement Securities as contemplated herein.
zz.          Section 883 Exemption.  Based upon the assumptions and subject to the limitations set forth in the Registration Statement and the Prospectus (or any documents incorporated by reference therein), the Partnership qualified for the exemption from United States federal income tax with respect to its U.S. source international transportation income under Section 883 of the Code for the taxable year ending December 31, 2017 and will continue to so qualify for future tax years, provided that less than 50 percent of its Common Units are owned by “5-percent shareholders” (other than Dynagas Holding or its affiliates) as defined in Treasury Regulation Section 1.883-2(d)(3) for more than half the number of days during each such year.
aaa.         Immunity.  Under the laws of their jurisdiction of formation or incorporation none of the Partnership Parties, their direct or indirect subsidiaries or any of their respective properties has immunity from the jurisdiction of any court or from set-off or any legal proceeding (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).
bbb.        Jurisdiction and Service of Process.  The submission by the Partnership Parties in this Agreement to the non-exclusive jurisdiction of the federal or state courts of the United States of America located in the City and County of New York, Borough of Manhattan, constitutes a valid and legally binding obligation of the Partnership and service of process made in the manner set forth in this Agreement will be effective to confer valid personal jurisdiction over the Partnership for purposes of proceedings in such courts under the laws of their respective jurisdiction of formation or incorporation.
ccc.         Enforceability of Foreign Judgments.  Pursuant to the terms of this Agreement, the Partnership Parties have agreed to submit to the jurisdiction of any state or federal court in the state of New York in which the relevant suit or proceeding may be instituted.  Any final judgment for a fixed or readily calculable sum of money rendered in any state or federal court in the state of New York having jurisdiction in respect of any suit, action or proceeding against the Partnership Parties based upon this Agreement or the transactions contemplated thereby would be declared enforceable against the Partnership Parties by the courts their respective jurisdiction of formation or incorporation of without reexamination of the merits of the cause of action in respect of which the original judgment was given or retrial of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty; provided however, that the Republic of the Marshall Islands courts are not bound by a foreign judgment and have the right to review a case on the merits if a motion is made to the court to the effect that there is no merit to the case or the foreign court lacked jurisdiction.
Any certificate signed by an officer of the Partnership and delivered to the Agents or to counsel for the Agents, pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty of the Partnership, as applicable, to the Agents, as to the matters set forth therein.
7.          Covenants of the Partnership Parties.  The Partnership Parties covenant and agree with the Agents that:
a.          Registration Statement Amendments. After the filing of the first Prospectus Supplement relating to the Securities, and during any period in which a prospectus relating to any Placement Securities is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”) (i) the Partnership will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to the Placement or for additional information related to the Placement, (ii) the Partnership will prepare and file with the Commission, promptly upon any Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in such Agent’s reasonable opinion, after consultation with legal counsel, may be necessary or advisable in connection with the distribution of the Placement Securities by such Agent (provided, however, that the failure of such Agent to make such request shall not relieve the Partnership of any obligation or liability hereunder, or affect such Agent’s right to rely on the representations and warranties made by the Partnership in this Agreement; and provided, further, that the only remedy such Agent shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii)  the Partnership will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Securities or a security convertible into the Placement Securities (except for the Incorporated Documents) unless a copy thereof has been submitted to the Agents within a reasonable period of time before the filing and no Agent has reasonably objected thereto (provided, however, that (A) the failure of such Agent to make such objection shall not relieve the Partnership of any obligation or liability hereunder, or affect such Agent’s right to rely on the representations and warranties made by the Partnership in this Agreement and (B) the Partnership has no obligation to provide such Agent any advance copy of such filing or to provide such Agent an opportunity to object to such filing if the filing does not name such Agent or does not relate to the transaction herein provided; and provided, further, that the only remedy such Agent shall have with respect to the failure by the Partnership to obtain such consent shall be to cease making sales under this Agreement), and the Partnership will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv)  the Partnership will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the

Securities Act, or in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Partnership’s reasonable opinion or reasonable objections, shall be made solely by the Partnership).
b.          Notice of Commission Stop Orders. During the term of this Agreement, Partnership will advise the Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Partnership will advise the Agents promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendments or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.
c.          Continued Compliance; Subsequent Changes. During the Prospectus Delivery Period, the Partnership will comply with all requirements imposed upon it by the Securities Act and the Securities Act Regulations, as from time to time in force, and will file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Partnership has omitted any information from the Registration Statement pursuant to Rule 430A under the Securities Act, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Agents promptly of all such filings. If during the Prospectus Delivery Period any event occurs as a result of which it is necessary, in the opinion of counsel for the Agents or for the Partnership, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such Prospectus Delivery Period it is necessary, in the opinion of such counsel, to amend or supplement the Registration Statement or Prospectus in order to comply with the requirements of the Securities Act and the Securities Act Regulations, the Partnership will promptly notify the Agents to suspend the offering of Placement Securities during such period and the Partnership will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Partnership) so as to correct such statement or omission or effect such compliance; provided, however, that the Partnership may delay the filing of any amendment or supplement, if in the judgment of the Partnership, it is in the best interest of the Partnership.
d.          Listing; Blue Sky and Other Qualifications. During the Prospectus Delivery Period, the Partnership will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE and to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the securities laws of such jurisdictions in the United States as any Agent reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Securities; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign limited partnership or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
e.          Delivery of Registration Statement and Prospectus.  The Partnership will furnish to the Agents and their counsel (at the reasonable expense of the Partnership) electronic copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agents may from time to time reasonably request and, at any Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Securities may be made; provided, however, that the Partnership shall not be required to furnish any document (other than the Prospectus) to the Agents to the extent such document is available on EDGAR.
f.          Earnings Statement.  The Partnership will make generally available to its security holders as soon as practicable, an earnings statement of the Partnership (which need not be audited) that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.
g.          Use of Proceeds. The Partnership will use the Net Proceeds received by it from the sale of the Securities as described in the Prospectus in the section entitled “Use of Proceeds.”
h.          Notice of Other Sales.  During the period beginning on the date on which any Placement Notice is delivered to a Designated Agent hereunder and ending on the Settlement Date with respect to Placement Securities sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Securities covered by a Placement Notice, the date of such suspension or termination) the Partnership (A) shall provide the Designated Agent written notice as promptly as reasonably possible (and, in any event, no less than three (3) Trading Days) before the Partnership, directly or indirectly, offers to sell, sells, contracts to sell, grants any option to sell or otherwise disposes of any Common Units (other than the Placement Securities offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Units, warrants or any rights to purchase or acquire Common Units and (B) will not, without giving the Designated Agent at least three business days’ notice, directly or indirectly in any other at the market or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Units (other than the Placement Securities offered pursuant to this Agreement) or securities convertible into or exchangeable for d Units, warrants or any rights to purchase or acquire Common Units prior to the termination of this Agreement; provided, however, that the Partnership may, without notice to the Designated Agent, (A) issue restricted stock units or stock awards, or Common Shares issuable upon the exercise of options or the exercise or vesting of other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement of the Company described in the Prospectus; (B) issue or deliver Common Units issuable upon the conversion, vesting or exercise of securities (including long-term incentive plan awards, options and warrants) outstanding at the Applicable Time; (C) issue or sell securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus; (D) issue or sell Common Units upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Partnership available on EDGAR; (E) issue or sell securities pursuant to any dividend reinvestment plan or direct stock purchase plan that the Company may adopt from time to time, provided that notice of such implementation is provided to the Designated Agent in a timely manner; and (F) issue and sell Common Units, or securities convertible into or exercisable for Common Units, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of Common Units hereby.  In the event that notice of a proposed sale is provided by the Partnership pursuant to this Section 7(h), the Designated Agent may (and shall if requested by the Partnership) suspend activity under this Agreement for such period of time as may be requested by the Partnership or as may be deemed appropriate by the Designated Agent.
i.          Change of Circumstances. The Partnership Parties will, at any time during the pendency of a Placement Notice, advise the Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agents pursuant to this Agreement.
j.          Due Diligence Cooperation. During the term of this Agreement, the Partnership Parties will cooperate with any reasonable due diligence review conducted by the Agents or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Partnership Parties’ respective principal offices, as any Agent may reasonably request.
k.          Disclosure of Sales. After the filing of the first Prospectus Supplement relating to the Securities, the Partnership will disclose in its quarterly reports on Form 6-K and in its annual report on Form 20-F the aggregate number of Securities sold through the Agents pursuant to this Agreement, the Net Proceeds received by the Partnership with respect to all such sales pursuant to this Agreement, and the aggregate compensation payable by the Partnership to the Agents with respect to all such sales pursuant to this Agreement.
l.          Representation Dates; Certificate. Each time during the term of this Agreement that the Partnership:
i.          amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Securities) the Registration Statement or the Prospectus relating to the Placement Securities, by means of a post-effective amendment, sticker, or supplement, but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

ii.          files an annual report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F); or
iii.          furnishes its unaudited interim financial statements and management’s discussion and analysis on Form 6-K under the Exchange Act or any date on which an amendment to any such document is filed or furnished under the Exchange Act.
(Each date of filing of one or more of the documents referred to in clauses (i) through (iii) shall be a “Representation Date.”)
the Partnership shall furnish the Agents with a certificate, in the form attached hereto as Exhibit A within five (5) Trading Days of any Representation Date, provided, however, in the case of clause (i) above, the Partnership shall furnish the Agents with a certificate, in the form attached hereto as Exhibit A on or prior to delivery of the first Placement Notice relating to the Securities. The requirement to provide a certificate under this Section 7(1) shall be deemed waived by the Agents for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Partnership delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date on which the Partnership files its annual report on Form 20-F. Notwithstanding the foregoing, (i) upon the delivery of the first Placement Notice hereunder and (ii) if the Partnership subsequently decides to sell Placement Securities following a Representation Date when the Partnership relied on such waiver and did not provide the Agents with a certificate under this Section 7(1), then before the Agents sell any Placement Securities, the Partnership shall provide the Agents with a certificate, in the form attached hereto as Exhibit A, dated the date of the Placement Notice.
m.          Legal Opinions of Counsel. (A) On or prior to the date of the delivery of the first Placement Notice relating to the Securities, and (B) within five (5) Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit A for which no waiver is applicable, the Partnership shall cause to be furnished to the Agents written opinions, in form and substance  agreed to between the Parties, (in the case of clause (A)) and a negative assurance letter (in the case of clauses (A) and (B)) of Seward & Kissel LLP, U.S., Marshall Islands Counsel, (collectively, the “Partnership Counsel”), or other counsel reasonably satisfactory to the Agents, dated the date that the opinion or negative assurance letter is required to be delivered; provided, however, that in lieu of such negative assurance for subsequent Representation Dates, Partnership Counsel may furnish the Agents with a written letter (a “Reliance Letter”) to the effect that the Agents may rely on a prior opinion previously delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
n.          Comfort Letter.  (A) On or prior to the date of delivery of the first Placement Notice relating to the Securities and within five (5) Trading Days after the filing by the Partnership of an annual report on Form 20-F under the Exchange Act, the Partnership shall cause its independent accountants (and any other independent accountants whose report is included or incorporated by reference in the Registration Statement or the Prospectus, pursuant to Rule 3-05 of Regulation S-X or otherwise) to furnish the the Agents letters (the “Comfort Letters”), dated the date that such Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n); provided, that if requested by the Agents, the Partnership shall cause a Comfort Letter to be furnished to the Agents within ten (10) Trading Days of such request following the date of occurrence of any restatement of the Partnership’s financial statements. The Comfort Letter shall be in the form and substance customarily used by the Partnership’s independent accountants for transactions of this type and reasonably satisfactory to the Agents, (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act, the Securities Act Regulations and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.
o.          Market Activities. The Partnership will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase Securities in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Securities other than the Agents.
p.          No Offer to Sell. Other than a Permitted Free Writing Prospectus, neither the Agents nor the Partnership (including its agents and representatives, other than the Agents, in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Securities hereunder.
q.          Sarbanes-Oxley Act. The Partnership will use its best efforts to comply with all effective applicable provisions of Sarbanes-Oxley.
8.          Representations and Covenants of the Agents. Each Agent represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Securities will be offered and sold, except such states in which such Agent is exempt from registration or such registration is not otherwise required. Each Agent shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Securities will be offered and sold, except such states in which such Agent is exempt from registration or such registration is not otherwise required, during the term of this Agreement.  Each Agent shall comply with all applicable law and regulations, including but not limited to Regulation M, in connection with the transactions contemplated by this Agreement, including the issuance and sale through the Agents of the Placement Securities.
9.          Payment of Expenses. The Partnership will pay all expenses incident to the performance of the Partnership’s obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Issuer Free Writing Prospectus, in such number as the Agents shall deem reasonably necessary, (ii) the delivery to the Agents of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Securities to the Agents, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to the Agents, (iv) the fees and disbursements of the Partnership’s counsel, accountants and other advisors to the Partnership, (v) the fees and expenses of the transfer agent and registrar for the Common Units, (vi) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Securities, (vii) the reasonable fees and disbursements of counsel to the Agents up to $35,000, and (viii) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE.  Notwithstanding the foregoing, it is understood that except as expressly provided in this Section 9, the Agents will pay all of its own costs and expenses.
10.          Conditions to the Agents’ Obligations. The obligations of each Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Partnership Parties herein, to the due performance by the Partnership Parties of its obligations hereunder, to the completion by each Agent of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing satisfaction (or waiver by such Agent in its sole discretion) of the following additional conditions:
a.          Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of all Placement Securities contemplated to be issued by any Placement Notice.
b.          No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Partnership of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Partnership of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

c.          No Misstatement or Material Omission. Any Agents shall not have advised the Partnership that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in such Agent’s reasonable opinion is material, or omits to state a fact that in such Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.
d.          Material Changes. Except as contemplated in the Prospectus, or disclosed in the Partnership’s reports filed with the Commission, there shall not have been any Material Adverse Effect or any development that could reasonably be expected to cause a Material Adverse Effect.
e.          Legal Opinions of Partnership Counsel. The Agents shall have received the written opinion or negative assurance letter of Partnership Counsel required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such opinion or negative assurance letter is required pursuant to Section 7(m).
f.          Legal Opinion of the Agents Counsel.  The Agents shall have received from Duane Morris LLP, such opinion dated the date of the opinions of Partnership Counsel, with respect to such matters as the Agents may require.
g.          Comfort Letter. The Agents shall have received the Comfort Letter required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such letter is required pursuant to Section 7(n).
h.          Representation Certificate. The Agents shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).
i.          No Suspension. Trading in the Common Units shall not have been suspended on the NYSE and the Common Units shall not have been delisted from the NYSE.
j.          Other Materials. On each date on which the Partnership is required to deliver a certificate pursuant to Section 7(1), the Partnership Parties shall have furnished to each Agent such appropriate further information, certificates and documents as such Agent may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Partnership Parties will furnish each Agent with such conformed copies of such opinions, certificates, letters and other documents as such Agent shall reasonably request.
k.          Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.
l.          Approval for Listing. The Placement Securities shall either have been approved for listing on the NYSE, subject only to notice of issuance, or the Partnership shall have filed an application for listing of the Placement Securities on the NYSE at, or prior to, the issuance of any Placement Notice.

m.          No Termination Event. There shall not have occurred any event that would permit the Agents to terminate this Agreement pursuant to Section 13(a).
11.          Indemnification and Contribution.
a.          Indemnification by the Partnership Parties. The Partnership Parties agree, jointly and severally, to indemnify and hold harmless each Agent, its partners, members, directors, officers, employees and agents and each person, if any, who controls such Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:
i.          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
ii.          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Partnership, which consent shall not unreasonably be delayed or withheld; and
iii.          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Partnership by such Agent expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).
b.          Indemnification by the Agents. Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Partnership Parties and each of its directors and officers of the General Partner who signed the Registration Statement, and each person, if any, who (i) controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Partnership against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 11(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to such Agent and furnished to the Partnership in writing by such Agent expressly for use therein.
c.          Procedure. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify as promptly as reasonably practicable each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but failure to so notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 11 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
d.          Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but is for any reason unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each indemnifying party shall contribute to the total amount of such losses, claims, liabilities, expenses and damages incurred by such indemnified party as incurred (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the indemnified party from persons other than any indemnified party, who also may be liable for contribution) (A)  in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and each Agent on the other hand from the offering of the Placement Securities pursuant to this Agreement or (B) if the allocation provided by clause (A) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Partnership Parties on the one hand and of such Agent on the other hand in connection with the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or such Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Partnership Parties and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for the purpose of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(c) hereof.
Notwithstanding the foregoing provisions of this Section 11(d), an Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each Agent under this Section 11(d) to contribute are several and not joint.
For purposes of this Section 11(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of an Agent, will have the same rights to contribution as that party, and each officer and director of the General Partner who signed the Registration Statement will have the same rights to contribution as the Partnership Parties, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof.
12.          Representations and Agreements to Survive Delivery.  The indemnity and contribution agreements contained in Section 11 of this Agreement and all representations and warranties of the Partnership herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agents, any controlling persons, or the Partnership Parties (or any of their officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Securities and payment therefor or (iii) any termination of this Agreement.
13.          Termination.
a.          Termination; General. An Agent may terminate this Agreement, by notice to the Partnership Parties, as hereinafter specified at any time (A) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development that is reasonably likely to have a Material Adverse Effect or, in the sole judgment of such Agent, is material and adverse and makes it impractical or inadvisable to market the Placement Securities or to enforce contracts for the sale of the Placement Securities, (B) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to market the Placement Securities or to enforce contracts for the sale of the Placement Securities, (C) if trading in the Common Units has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE has been suspended or limited, or minimum prices for trading have been fixed on the NYSE, (D) if any suspension of trading of any securities of the Partnership on any exchange or in the over-the-counter market shall have occurred and be continuing, (E) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (F) if a banking moratorium has been declared by either U.S. Federal or New York authorities.

Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If an Agent elects to terminate this Agreement as provided in this Section 13(a), such Agent shall provide the required notice as specified in Section 14 (Notices).
b.          Termination by the Partnership. The Partnership shall have the right, by giving three (3) days’ notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.
c.          Termination by the Agents. Each Agent shall have the right, by giving three (3) days’ notice as hereinafter specified, to terminate this Agreement with respect to itself in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.
d.          Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Securities through the Agents on the terms and subject to the conditions set forth herein except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.
e.          Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Section 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) shall remain in full force and effect. Upon termination of this Agreement, the Partnership Parties shall not have any liability to the Agents for any discount, commission or other compensation with respect to any Placement Securities not otherwise sold by the Agents under this Agreement.
f.          Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Partnership Parties, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.
14.          Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agents, shall be delivered to:
Virtu Americas LLC
One Liberty Plaza
165 Broadway
New York, NY 10006
Attention: Virtu Capital Markets
Telephone: (646) 682-6322
Email: ATM@Virtu.com
DNB Markets, Inc.
200 Park Avenue
New York, NY 10166
Attention:  Michael Markowitz

Email: Michael.E.Markowitz@dnb.no

with a copy to:
Duane Morris LLP
1540 Broadway
New York, NY 10036
Attention:    James T. Seery
Telephone:  (973) 424-2088
Email:         jtseery@duanemorris.com
and if to the Partnership Parties, shall be delivered to:
Dynagas LNG Partners LP
23, Rue Basse
98000 Monaco
Attention: Michael Gregos, Chief Financial Officer
Telephone: +377 99996445
Email:    management@dynagaspartners.com
finance@dynagaspartners.com
with a copy to:
Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
Attention: Keith Billotti

Telephone: (212) 574-1200
Email: billotti@sewkis.com
Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email, or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the NYSE and commercial banks in the City of New York are open for business.
An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.
15.          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Partnership Parties and the Agents and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 11 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.
16.          Adjustments for Splits. The parties acknowledge and agree that all unit-related numbers contained in this Agreement shall be adjusted to take into account any unit split or similar event effected with respect to the Securities.
17.          Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Partnership and the Agents. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.
18.          GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
19.          CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.
20.          Use of Information. The Agents may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Partnership Parties.
21.          Currency.  The obligation of the Partnership Parties pursuant to this Agreement in respect of any sum due to the Agents shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Agents of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Agents may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Agents hereunder, the Partnership Parties agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Agents against such loss. If the United States dollars so purchased are greater than the sum originally due to the Agents hereunder, the Agents agrees to pay to the Partnership Parties an amount equal to the excess of the dollars so purchased over the sum originally due to the Agents hereunder.

22.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.
23.          Effect of Headings.  The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
24.          Permitted Free Writing Prospectuses.  The Partnership represents, warrants and agrees that, unless it obtains the prior consent of the Agents, and each Agent represents, warrants and agrees that, unless it obtains the prior consent of the Partnership, it has not made and will not make any offer relating to the Placement Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agents or by the Partnership, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit B hereto are Permitted Free Writing Prospectuses.
25.          Absence of Fiduciary Relationship. The Partnership Parties acknowledge and agree that:
a.          each Agent is acting solely as agent in connection with the public offering of the Placement Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Partnership Parties or any of its affiliates, unitholders (or other equity holders), creditors or employees or any other party, on the one hand, and such Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not such Agent has advised or is advising the Partnership Parties on other matters, and the Agents have no obligation to the Partnership Parties with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;
b.          it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
c.          each Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;
d.          it is aware that each Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Partnership Parties and such Agent has no obligation to disclose such interests and transactions to the Partnership Parties by virtue of any fiduciary, advisory or agency relationship or otherwise; and

e.          it waives, to the fullest extent permitted by law, any claims it may have against any Agent for breach of fiduciary duty or breach of fiduciary duty in connection with the sale of Placement Securities under this Agreement and agrees that such Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Partnership Parties, employees or creditors of Partnership Parties, other than in respect of such Agent’s obligations under this Agreement and to keep information provided by the Partnership Parties to such Agent and such Agent’s counsel confidential to the extent not otherwise publicly-available.
26.          Amendment and Restatement of Existing Sales Agreement.  On July 2, 2020, the Partnership entered into an ATM Sales Agreement (the “Existing Sales Agreement”) with Virtu.  The Partnership and Virtu wish to amend and restate the Existing Sales Agreement in its entirety as provided herein.
27.          Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:
“Applicable Time” means (i) each Representation Date and (ii) the time of each sale of any Placement Securities pursuant to this Agreement.
“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Securities that (1) is required to be filed with the Commission by the Partnership, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g) under the Securities Act.
“Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.
“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Securities Act Regulations, the Exchange Act Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the Exchange.
All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by the Agents outside of the United States.
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If the foregoing correctly sets forth the understanding between the Partnership, the General Partners and the Agents, please so indicate in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement between the Partnership, the General Partner and the Agents.

Very truly yours,
DYNAGAS LNG PARTNERS LP
By: /s/ Michael Gregos Name: Michael Gregos Title: Chief Financial Officer
DYNAGAS GP LLC
By: /s/ Konstantinos Lampsias Name: Konstantinos Lampsias Title: Sole Director of Dynagas Holding Ltd.

ACCEPTED as of the date first-above written:
VIRTU AMERICAS LLC
By: /s/ Jeffrey Lumby Name: Jeffrey Lumby Title: Head of Virtu Capital Markets

DNB MARKETS, INC.
By: /s/ Ted Jadick Name: Ted Jadick Title: Managing Director By: /s/ Jae Kwon Name: Jae Kwon Title: Managing Director

Signature Page to Amended and Restated ATM Sales Agreement

SCHEDULE 1
FORM OF PLACEMENT NOTICE

From:	Dynagas LNG Partners LP
To:	Designated Agent
Attention:	[ ]
Subject:	ATM Placement Notice

Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Amended and Restated ATM Sales Agreement by and between Dynagas LNG Partners LP, a limited partnership organized under the laws of The Republic of The Marshall Islands (the “Partnership”), Dynagas GP LLC, Dynagas Operating GP LLC, Dynagas Operating LP, Dynagas Equity Holding Ltd., Virtu Americas LLC (“Virtu”) and DNB Markets, Inc. (“DNB”), dated August 19, 2020, the Partnership hereby requests that the Designated Agent sell up to _______Common Units, at a minimum market price of $__________ per share, during the time period beginning [month, day, time] and ending [month, day, time].

SCHEDULE 2
COMPENSATION

Upon the sale of Placement Securities pursuant to this Agreement, the Partnership shall pay to the Designated Agent in cash on the applicable Settlement Date, an amount equal to up to 3% of the gross proceeds from such sale of Placement Securities.

SCHEDULE 3
NOTICE PARTIES

SCHEDULE 6(z)
VESSELS

Vessel Name	Owning Entity	Flag
Ob River	Lance Shipping S.A.	Marshall Islands
Clean Energy	Pegasus Shipping S.A.	Marshall Islands
Amur River	Seacrown Maritime Ltd.	Marshall Islands
Arctic Aurora	Fareastern Shipping Limited	Malta
Yenisei River Navajo	Marine Limited	Marshall Islands
Lena River	Solana Holding Ltd.	Marshall Islands

EXHIBIT A

Form of Representation Date Certificate

EXHIBIT B
Permitted Free Writing Prospectuses
None.